Exhibit 5.01

[Xcel Energy Letterhead]

August 2, 2005

Xcel Energy Inc.

800 Nicollet Mall

Suite 3000

Minneapolis, Minnesota 55402

Re:	8,323,800 Shares of Common Stock, par value $2.50 per share, and related rights to purchase Common Stock issued pursuant to the Xcel Energy Inc. 2005 Omnibus Incentive Plan (the “Plan”)

Ladies and Gentlemen:

I serve as Assistant General Counsel of Xcel Energy Inc., a Minnesota corporation (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the proposed issuance of the Common Stock (the “Shares”) and related rights to purchase Common Stock referred to above (the “Rights”), pursuant to the Plan.  The Shares and Rights are the subject of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to which this opinion is attached as an exhibit.

I have examined all records, instruments and documents which I have deemed necessary to examine for the purposes of this opinion, including the Registration Statement, relating to the Plan.

Based upon the foregoing and upon my general familiarity with the Company and its properties and affairs, I am of the opinion that:

1.             The Company is a duly organized and validly existing corporation under the laws of the State of Minnesota and is legally qualified and authorized to operate and conduct business in the State of Minnesota.

2.             When, as and if the Registration Statement becomes effective pursuant to the provisions of the Securities Act and the Shares have been duly issued and delivered, and the consideration for the Shares has been duly received by the Company, all in the manner contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

3.             When issued in accordance with the terms of the Stockholder Protection Rights Agreement, dated December 13, 2000, between the Company and Wells Fargo Bank, N.A., the Rights will be validly issued.

I hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.

Respectfully submitted,

/s/ Dan Shoemaker

Dan Shoemaker
Assistant General Counsel